SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12

WHITEHALL JEWELLERS, INC.

(Name of Registrant as Specified in Its Charter)

NEWCASTLE PARTNERS, L.P.

NEWCASTLE CAPITAL MANAGEMENT, L.P.

NEWCASTLE CAPITAL GROUP, L.L.C.

JWL ACQUISITION CORP.

MARK E. SCHWARZ

STEVEN J. PULLY

JOHN P. MURRAY

MARK A. FORMAN

CLINTON J. COLEMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials:

[ ]             Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Newcastle Partners, L.P. (“Newcastle”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the definitive filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes against proposals of Whitehall Jewellers, Inc. (the “Company”) relating to a pending financing transaction between the Company and investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 19, 2006.

Item 1: On January 4, 2006, Newcastle issued the following press release.

PRESS RELEASE

CONTACT:

Daniel H. Burch

Jeanne M. Carr

MacKenzie Partners, Inc.

(800) 322-2885

FOR IMMEDIATE RELEASE:

NEWCASTLE PARTNERS INCREASES TENDER OFFER PRICE FOR WHITEHALL JEWELLERS TO $1.50 PER SHARE

ELIMINATES MAJOR CONDITIONS TO OFFER

TENDER OFFER EXTENDED UNTIL FRIDAY, JANUARY 27, 2006

Dallas, TX – January 4, 2006 — Today, Newcastle Partners, L.P. announced that it will increase its cash tender offer to purchase all of the outstanding shares of Whitehall Jewellers, Inc. from $1.20 per share to $1.50 per share. Newcastle Partners determined to increase its offer price based on its review and analysis of certain limited due diligence information received from Whitehall over the past several days.

In addition, Newcastle Partners is engaged in the process of securing a commitment letter from a nationally-recognized institution familiar with Whitehall. The new senior lender is experienced in the retail jewelry industry and would replace Whitehall’s current senior lenders upon closing of the Newcastle transaction.

Newcastle Partners believes that with its elimination and/or amendment of the conditions to the closing of the tender offer described below, subject to the closing of a replacement senior credit facility, the conditions to the tender offer are now truly within the control of the Board of Directors. Newcastle Partners intends to honor in full Whitehall’s current agreement and understanding with its trade vendors.

Mark Schwarz, the managing member of Newcastle Partners, stated: “We believe that this offer provides Whitehall’s shareholders with a clearly superior alternative to the Prentice transaction recommended by the Board of Directors by providing immediate liquidity to shareholders at a significant premium to market. With the elimination of many of our Tender Offer’s conditions as described in this press release, other than the closing of replacement senior financing, the majority of the remaining conditions are now in the control of the Board of Directors.”

Newcastle Partners also announced today that it has extended its tender offer for all of the common stock of Whitehall Jewellers, Inc. to 5:00 pm, New York City time on Friday, January 27, 2006. The tender offer was previously set to expire at midnight New York City time on Wednesday, January 4, 2006. As of the close of business on January 3, 2006, a total of 3,303,554 shares had been tendered in and not withdrawn from the offer.

Further, based on recent conversations Newcastle Partners has had with representatives of the Board of Directors of Whitehall Jewellers and certain limited due diligence Newcastle Partners has received from Whitehall and the current state of Whitehall’s business operations, Newcastle Partners has determined to either eliminate or amend a number of the conditions to its cash tender offer, including the following: (i) the condition requiring no adverse changes in securities, banking or credit market conditions has been deleted; (ii) the condition requiring that no alternative tender offer by a competing third party or significant stock ownership by a third party has been eliminated; (iii) the condition providing that there be no governmental or third party litigation or certain other actions relating to the tender offer has been eliminated; (iv) the condition providing that no material adverse change with respect to the value of Whitehall has been eliminated, and replaced with the equivalent condition from the Prentice agreements agreed to by the Board of Directors; and (v) the condition providing that no material contractual right has been impaired or no indebtedness has been accelerated as a result of the tender offer has been eliminated.

The solicitation and the offer to buy Whitehall Jewellers, Inc.’s common stock is only made pursuant to the Offer to Purchase and related materials that Newcastle Partners, L.P. and JWL Acquisition Corp. filed on December 5, 2005, as amended December 22, 2005 and January 4, 2006. Stockholders should read the Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from MacKenzie Partners, the Information Agent for the offer, or from Newcastle Partners, L.P.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Newcastle Partners, L.P. (“Newcastle”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the “Definitive Proxy Statement”) and accompanying proxy card to be used to solicit votes against proposals of Whitehall Jewellers, Inc. (the “Company”) relating to a pending financing transaction between the Company and investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 19, 2006 (the “Special Meeting”).

NEWCASTLE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE NEWCASTLE PARTNERS, L.P., NEWCASTLE CAPITAL MANAGEMENT, L.P., NEWCASTLE CAPITAL GROUP, L.L.C, JWL ACQUISITION CORP., MARK E. SCHWARZ, STEVEN J. PULLY, JOHN P. MURRAY, MARK A. FORMAN AND CLINTON J. COLEMAN (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE 13D JOINTLY FILED WITH THE SEC ON APRIL 19, 2005, AS SUBSEQUENTLY AMENDED ON JULY 7, 2005, OCTOBER 27, 2005, NOVEMBER 30, 2005, DECEMBER 5, 2005, DECEMBER 14, 2005, DECEMBER 29, 2005 AND THE DEFINITIVE PROXY STATEMENT.